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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       ANTHONY & SYLVAN POOLS CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

                                PROXY STATEMENT

                                 APRIL 4, 2001

                              GENERAL INFORMATION

This proxy statement is furnished to shareholders of Anthony & Sylvan Pools Corporation (the "Company") on its behalf, by its Board of Directors, in connection with its Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, May 4, 2001 at the Company's corporate offices at 6690 Beta Drive, Suite 300, Mayfield Village, Ohio, at 10:00 a.m. EDT, or any adjournments thereof, to elect four directors and to approve the 2001 Stock Option Plan. This proxy statement was first mailed on April 4, 2001 to shareholders of record on March 23, 2001.

On March 23, 2001, there were 3,851,263 common shares outstanding. Each shareholder of record as of that date is entitled to notice of the meeting and to cast one vote per share held on all matters to come before the Annual Meeting. The holders of a majority of the votes entitled to be cast present in person or by proxy shall constitute a quorum for the purposes of the Annual Meeting.

A form of proxy accompanies this statement which shareholders are urged to fill in and return. The persons appointed by validly executed proxies will vote the shares covered thereby according to the instructions endorsed thereon. Shares covered by signed proxies otherwise unmarked or on which contradictory or unclear instructions are given will be voted in accordance with the best judgment of the persons appointed thereon.

The appointment of a proxy may be revoked at any time by providing notice to the Company prior to the Annual Meeting or by appearing at the Annual Meeting to vote in person.

                      NOMINATION AND ELECTION OF DIRECTORS

The number of directors of the Company is currently set at four. All directors are to be elected at the Annual Meeting with their terms expiring with the Company's annual meeting of shareholders to be held in 2002.

The Board of Directors has nominated Stuart D. Neidus, Mary Ann Jorgenson, Thomas B. Waldin and Roger D. Blackwell to succeed themselves as incumbents. They have all agreed to serve if elected.

The Regulations of the Company provide for the nomination of directors by shareholders pursuant to a notice satisfying specified requirements, timely given to the Secretary of the Company. No such notice has been received as of the date hereof. The Company's Executive Committee will also consider recommendations by shareholders for nomination as directors. Directors are elected by a plurality of the votes represented at the meeting, either in person or by proxy, and entitled to vote.

A brief biography of each of the nominees including their principal occupations, ages at the date of this statement, a brief account of their business experience, and the identity of certain companies of which they are or were directors or with which they are or were associated appear in the following section. Their beneficial ownership of common shares of the Company is contained in the section headed "Beneficial Ownership of Shares."

                             NOMINEES AND DIRECTORS

                                STUART D. NEIDUS
                                     AGE 50

Mr. Neidus has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since September 1998. He is also a director of PVF Capital Corp., a Federally insured savings bank. Mr. Neidus served as Chief Financial Officer of the Company from September 1998 through April 1999. He also served as Executive Vice President and Chief Financial Officer of Essef Corporation (the former indirect parent of the Company) from September 1996 to August 1999. Prior to that, from 1992 to 1996, Mr. Neidus served with Premier Farnell plc, successor to Premier Industrial Corporation, most recently as Executive Vice President. Prior to joining Premier Farnell plc, Mr. Neidus spent 19 years as an independent public accountant with KPMG, LLP, including eight years as a partner.

Mr. Neidus has served as a director since May 1997 and is a member of the Executive Committee.

                               MARY ANN JORGENSON
                                     AGE 60

Ms. Jorgenson is a partner and head of the corporate practice in the law firm of Squire, Sanders & Dempsey L.L.P. and has been associated with that firm since 1975. She is a director of the general partner of Cedar Fair, L.P., the owner of five regional amusement parks. She is also a director of S 2 Golf Inc., a manufacturer and distributor of golf clubs and bags, and a director of Continental Business Enterprises, Inc., an Ohio-based metal stamping company.

Ms. Jorgenson served as Secretary of the Company from May of 1997 to September of 1999 and has been a director since September 1998. She is Chairperson of the Compensation Committee and a member of the Audit and Executive Committees.

                                THOMAS B. WALDIN
                                     AGE 58

Mr. Waldin was the President and Chief Executive Officer of Essef Corporation from 1990 to August 1999. Since 1977 he has been active as an investor in and a director of a number of small businesses. He retired in 1987 as Chief Operating Officer of USG Interiors, Inc. and Chief Executive Officer of Donn, Inc. The former is a unit of

USG Corporation, a worldwide manufacturer and distributor of building products, created in connection with the acquisition of Donn, Inc. in 1986.

Mr. Waldin has served as a director since May 1997 and was Chairman of the Board of Directors from May 1997 until September 1998. He is Chairperson of the Executive Committee and the Audit Committee and a member of the Compensation Committee.

                               ROGER D. BLACKWELL
                                     AGE 60

Mr. Blackwell is Professor of Marketing at The Ohio State University Fisher College of Business and is also President and Chief Executive Officer of Roger
D. Blackwell Associates, Inc., a marketing consulting firm in Columbus, Ohio. Mr. Blackwell is a director of Airnet Systems, Inc., Applied Industrial Technologies, Inc., Bank Stock Group, Checkpoint Systems, Inc., The Flex-Funds, Max & Erma's Restaurants, Inc., Intimate Brands, Inc. and Frontstep, Inc.

Mr. Blackwell has served as director since November 1999 and is a member of both the Audit Committee and Compensation Committee.

                    DIRECTORS' COMMITTEES, MEETINGS AND FEES

At its meeting following the Annual Meeting of Shareholders, the Board of Directors will appoint from among its membership an Audit Committee, a Compensation Committee and an Executive Committee, which will serve until the next annual meeting.

THE AUDIT COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Mr. Waldin, Chairperson, Mr. Blackwell and Ms. Jorgenson. The Audit Committee receives the report of the Company's independent auditors, oversees the preparation of the Company's financial statements and assesses the adequacy of the Company's system of internal accounting controls, establishing policies and guidelines in respect thereto. The Audit Committee met twice in 2000.

THE COMPENSATION COMMITTEE consists of three directors, none of whom is an officer or employee of the Company or its subsidiaries. The committee consists of Ms. Jorgenson, Chairperson, Mr. Blackwell and Mr. Waldin. The Compensation Committee has authority to recommend, approve and, relating to specific mandate from the Board of Directors, implement its recommendations on all matters relating to direct and indirect compensation of officers and employees of the Company and its subsidiaries. The Compensation Committee did not meet in 2000.

THE EXECUTIVE COMMITTEE consists of three directors, one of whom, Mr. Neidus, is an officer of the Company. The committee consists of Mr. Waldin, Chairperson, Mr. Neidus and Ms. Jorgenson. The Executive Committee is empowered to exercise all authority of the Board of Directors between meetings of that body, subject to report, with the exception of the declaration of dividends, appointment or election of officers and determination of their compensation, and the filling of vacancies on the Board or any Committee. The Executive Committee did not meet in 2000.

THE BOARD OF DIRECTORS of the Company and its three committees held a total of six meetings during 2000 of which four were meetings of the Board of Directors. All of the directors attended 100% of the meetings of the Board of Directors and the committees of which they were members.

Employee directors receive no compensation for their services as directors. Non-employee directors each receive: (i) 2,000 nonqualified options to purchase Company shares on the date the person first becomes a director; (ii) 1,000 nonqualified options to purchase company shares at each annual meeting of shareholders; and (iii) $25,000 per year in Company shares, credited at the end of each month, in the form of deferred compensation.

                             EXECUTIVE COMPENSATION

The following table sets forth information relating to the annual and long-term compensation for the fiscal years ended December 31, 2000, 1999 and 1998, respectively, for the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                                        -----------------------------------   ----------------------
                                                                 OTHER
           NAME AND                     SALARY     BONUS    COMPENSATION(2)
      PRINCIPAL POSITION        YEAR      ($)       ($)           ($)                OPTIONS
      ------------------        ----    -------   -------   ---------------   ----------------------
Stuart D. Neidus,               2000    229,000   201,990       22,023                    --
  Chairman & Chief              1999(1) 176,792    32,503       12,408               123,550
  Executive Officer             1998(1) 137,037    77,400        6,440                    --
Howard P. Wertman,              2000    175,000   128,632       11,466                    --
  President                     1999    175,000        --        8,940                61,366
                                1998    174,300   114,344        8,576                    --
William J. Evanson,             2000    115,385    92,736        9,530                51,697
  Executive Vice President
  & Chief Financial Officer
Richard M. Kelso,               2000    137,500   100,701        8,894                    --
  Executive Vice President      1999    137,500        --        6,372                49,817
  & Chief Operating             1998    135,300    90,879        7,664                    --
  Officer
Martin J. Degnan,               2000    135,000    99,231        8,179                    --
  Vice President, General       1999     20,769        --        1,275                28,675
  Counsel & Secretary

---------------

(1) Includes an allocation of 60% of the amount earned by Mr. Neidus in his capacity as an officer of Essef prior to the split-off from the Company's former parent on August 10, 1999 and the full amount earned in his capacity as Chairman and Chief Executive Officer of the Company since that date.

(2) Includes for each named executive officer, motor vehicle allowances, life insurance premiums and matching contributions to either Essef's or Anthony & Sylvan's 401(K) retirement plan.

                                 OPTION GRANTS

The following table sets forth the information regarding grants of stock options to each of the Company's named executive officers under the 1999 Long-Term Incentive Plan during the fiscal year ended December 31, 2000. The stock options vest over five years commencing with the second anniversary of the grant date.

                                                                                              GRANTED
                                                                                                DATE
                                             % OF TOTAL OPTIONS    EXERCISE                   PRESENT
                                  OPTIONS        GRANTED TO         PRICE      EXPIRATION     VALUE(1)
              NAME                GRANTED    EMPLOYEES IN 2000       ($)          DATE           $
              ----                -------    ------------------    --------    ----------    ----------
Stuart D. Neidus,                    -0-
  Chairman & Chief
  Executive Officer
Howard P. Wertman,                   -0-
  President
William J. Evanson,               30,250            30.6%           13.22       8/10/2009          --
  Executive Vice President        21,447            21.7%            5.63      12/29/2009      32,757
  & Chief Financial Officer
Richard M. Kelso,                    -0-
  Executive Vice President
  & Chief Operating Officer
Martin J. Degnan,                    -0-
  Vice President, General
  Counsel & Secretary

---------------

(1) Calculated using the Black Scholes option pricing model using the following assumptions; expected life of 5 years, risk free interest rate of 6.33% and a volatility of 9%.

The following table shows information relating to aggregate stock option exercises during 2000 and year-end stock option values for each of the named executive officers:

                                                           NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                OPTIONS AT                  OPTIONS AT
                            SHARES ACQUIRED     VALUE        DECEMBER 31, 2000         DECEMBER 31, 2000 ($)
          NAME                ON EXERCISE      REALIZED  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ------------------  --------  -------------------------   -------------------------
Stuart D. Neidus,                  --             --         100,656 / 123,550           700,566 / 90,200
  Chairman & Chief
  Executive Officer
Howard P. Wertman,                 --             --              -- /  61,336                -- / 68,932
  President
William J. Evanson,                --             --              -- /  51,697                -- / 58,979
  Executive Vice
  President & Chief
  Financial Officer
Richard M. Kelso,                  --             --              -- /  49,817                -- / 53,809
  Executive Vice
  President & Chief
  Operating Officer
Martin J. Degnan,                  --             --              -- /  28,675                -- / 12,306
  Vice President, General
  Counsel & Secretary

                             EMPLOYMENT AGREEMENTS

The Company currently has employment agreements with four of its named executive officers: Messrs. Neidus, Wertman, Evanson and Kelso.

The term of each Agreement extends through December 31, 2001, and may be further extended or terminated according to its terms. As compensation for his service as Chief Executive Officer of the Company, Mr. Neidus will receive an annual base salary of at least $229,000 and performance-based bonuses targeted at at least 60% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Neidus received options to purchase common shares which, when adjusted for stock dividends, equal 90,750, at an exercise price equal to $13.22 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his service as President, Mr. Wertman will receive an annual base salary of at least $175,000 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Wertman received options to purchase common shares which, when adjusted for stock dividends, equal 36,300, at an exercise price equal to $13.22 per share exercisable 25% per year following the second anniversary of the split-off.

As compensation for his services as Executive Vice President, Mr. Evanson will receive an annual base salary of at least $150,000 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the commencement of his employment, Mr. Evanson received options to purchase common shares which, when adjusted for stock dividends, equal 30,250 at an exercise price equal to $13.22 per share exercisable 25% per year following the second anniversary of the split-off from Essef Corporation. As compensation for his services as Executive Vice President, Mr. Kelso will receive an annual base salary of at least $137,500 and performance-based bonuses targeted at at least 50% of his annual salary. In addition, at the time of the split-off from Essef Corporation, Mr. Kelso received options to purchase common shares which, when adjusted for stock dividends, equal 30,250 at an exercise price equal to $13.22 per share exercisable 25% per year following the second anniversary of the split-off.

If any of Messrs. Neidus, Wertman, Evanson or Kelso is terminated by the Company without cause, he will be entitled to receive salary for a period of one year, along with the pro rata portion of any bonus payable for such fiscal year. Messrs. Wertman, Evanson and Kelso also would receive the right to exercise, for three months, any options to acquire Company shares granted to them that are exercisable. Mr. Neidus will be entitled to exercise, for one year, any options to acquire Company shares granted to him whether or not otherwise exercisable. Mr. Neidus will be deemed to have been terminated without cause if, among other things, the Company at any time materially changes his duties and responsibilities without his consent.

Upon a change in control of the Company, Mr. Neidus shall have the right to terminate his employment with the Company and receive the same rights and benefits to which he would be entitled upon his termination without cause.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee establishes compensation for the executive officers of the Company and its subsidiaries. In discharging its function, the Committee seeks to harmonize three objectives. First, compensation levels are designed to be sufficiently competitive to attract and retain highly qualified management personnel. Second, recognition is given to the achievement of annual financial, operational and strategic objectives. Finally, it is the Company's objective to continue to align pay and performance for the Company's executives with the longer-term goal of enhancing shareholder value. To implement these objectives, the compensation program for executive officers consists of base salary, annual cash incentives, and the long-term compensation plan.

Base salaries are determined in the first instance by the evaluation of the executive officer's responsibility and by comparison to similarly situated executives at other comparable firms to ensure that the Company's salaries are competitive.

Annual cash incentives are used to recognize the achievement of annual objectives in line with the Company's long-term goals. The annual objectives are based on specific and quantifiable financial and operational performance criteria, which are set at the beginning of each fiscal year by the Committee. Bonuses of executive officers are primarily based on earnings per share of the Company.

The Company's current long-term compensation plan is a part of the Executive and Director Leveraged Stock Purchase Plan. To participate in the Plan eligible executives purchased shares of Company common stock for up to two times their base compensation while non-employee Directors purchased shares for up to four times their annual retainer. The participants' shares were then purchased out of the Company's treasury shares at fair market value on the Acceptance Date. At the option of each participant these purchases were financed through external borrowings guaranteed by the Company and secured by the stock. Further, the Company agreed to advance to the participant the interest on the obligation. Should the common stock reach levels varying from $16.53 to $23.14 during certain periods over a five year term, a long-term cash incentive will be awarded to participants equal to the amount of the initial stock purchase plus any interest advanced to the participant. For every share of common stock purchased under the Plan, participants will also receive .40 of a stock option grant issued at the fair market value of the common stock at the Acceptance Date that vests over periods ranging from two to five years. All of the eligible participants purchased shares in the program. At December 31, 2000 the Company has guaranteed total borrowings of $2,807,000 under the Plan.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

For 2000, Mr. Neidus's compensation package was reviewed in connection with his employment agreement. The Committee determined that his total cash compensation should be at the 75th percentile for compensation received by chief executive officers of similarly situated companies.

Mr. Neidus's total cash compensation consisted of his base annual salary and performance based bonuses targeted at 60% of Mr. Neidus's annual salary based on the Company's annual earnings per share. For fiscal year 2000, the base compensation was $229,000 and a bonus of $201,990 was earned.

                                          THE COMPENSATION COMMITTEE
                                          Mary Ann Jorgenson, Chairperson
                                          Roger D. Blackwell
                                          Thomas B. Waldin

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment of the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosure required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee has made a recommendation to the Board of Directors, which the Board has approved, that the audited financial statements be included in the Annual Report on the Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

The Committee and the Board have approved the selection of the Company's independent auditors. The Committee has approved and recommended to the Board, and the Board has adopted, the Audit Committee Charter, a copy of which is attached as Appendix A.

                                          THE AUDIT COMMITTEE
                                          Thomas B. Waldin, Chairperson
                                          Roger D. Blackwell
                                          Mary Ann Jorgenson

                               PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in cumulative shareholder return with the cumulative total return of the Standard & Poors SmallCap 600 and the NASDAQ Stock Market (U.S. Companies) Composite Index since August 11, 1999, the date on which the Company's shares were first publicly traded:

                     COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                    ANTHONY & SYLVAN            S&P SMALLCAP 600                NASDAQ US
                                                    ----------------            ----------------                ---------
8/11/99                                                     100                         100                         100
12/31/99                                                  115.6                       111.9                       144.1
12/31/00                                                 168.92                      125.15                        86.7

                                     LEGEND

              INDEX DESCRIPTION                 8/11/99    12/31/99    12/31/00
              -----------------                 -------    --------    --------
Anthony & Sylvan Pools Corporation               100.0      115.6       168.92
S&P SmallCap 600                                 100.0      111.9       125.15
CRSP Index for NASDAQ Stock Market (U.S.
  Companies)                                     100.0      144.1        86.70

Notes:

A. Data complete through last fiscal year.

B. Graph with peer group uses peer group only performance (excludes the Company).

C. Peer group indices use beginning of period market capitalization weighting.

                         BENEFICIAL OWNERSHIP OF SHARES

The following tables display, as of March 23, 2001, the name and address of each person who is known to the Company to own beneficially more than 5% of the Company's common shares as well as the number of Common Shares beneficially owned by each director and named executive officer, and the directors and named executive officers of the Company as a group.

FIVE PERCENT BENEFICIAL OWNERSHIP

                                                                COMMON SHARES
                                                              BENEFICIALLY OWNED
                                                              ------------------
                            NAME                              NUMBER     PERCENT
                            ----                              -------    -------
Thomas B. Waldin(1)                                           377,084      9.8
6690 Beta Drive, Suite 300
Mayfield Village, Ohio 44143
Stuart D. Neidus(2)                                           336,718      8.6
6690 Beta Drive, Suite 300
Mayfield Village, Ohio 44143
Ralph T. King(3)                                              278,653      7.3
30050 Chagrin Boulevard, Suite 150
Pepper Pike, Ohio 44124
Steven T. Newby(4)                                            231,443      6.1
555 Quince Orchard Road, Suite 606
Gaithersburg, Maryland 20878

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                                   COMMON SHARES
                                                                 BENEFICIALLY OWNED
                                                                --------------------
                            NAME                                 NUMBER      PERCENT
                            ----                                ---------    -------
Thomas B. Waldin(1)                                               377,084      9.8
Mary Ann Jorgenson(5)                                              32,396      0.8
Roger D. Blackwell(6)                                              31,443      0.8
Stuart D. Neidus(2)                                               336,718      8.6
Howard P. Wertman                                                  67,578      1.8
William J. Evanson                                                 59,118      1.5
Richard M. Kelso                                                   48,319      1.3
Martin J. Degnan                                                   11,172      0.2
All directors and officers as a group (14 persons)(7)           1,188,990     30.2

---------------

(1) Thomas B. Waldin is a beneficial owner of: (a) 377,084 shares owned directly by him (9,180 shares consist of options to purchase which are exercisable within 60 days of December 31, 2000) and (b) 787,756 shares held in a Deferred Compensation Plan Trust over which he has no voting or dispositive power. If the trust shares were added to the calculation, he would have beneficial ownership of 30% of the Company's shares.

(2) Stuart D. Neidus is the beneficial owner of 336,718 shares owned directly by him (100,656 shares consist of options to purchase which are exercisable within 60 days of December 31, 2000).

(3) Includes 269,651 shares in the Ralph T. King Revocable Trust, over which Mr. King has voting and dispositive power; and 9,002 shares, held by a foundation of which he is a trustee with shared voting and dispositive power.

(4) Based on Schedule 13-G filed with the Securities and Exchange Commission as of December 31, 2000.

(5) Mary Ann Jorgenson is the beneficial owner of: (a) 32,396 shares owned directly by her (2,420 shares consist of options to purchase which are exercisable within 60 days of December 31, 2000) and (b) 5,210 shares held in a Deferred Compensation Plan Trust over which she has no voting or dispositive power.

(6) Roger D. Blackwell is the beneficial owner of: (a) 31,443 shares owned directly by him (2,017 shares consist of options to purchase which are exercisable within 60 days of December 31, 2000) and (b) 4,189 shares held by a Deferred Compensation Plan Trust over which he has no voting or dispositive power.

(7) Includes 114,273 options to purchase, which are exercisable by Messrs. Blackwell, Neidus and Waldin and Ms. Jorgenson within 60 days of December 31, 2000. In addition, Messrs. Blackwell and Waldin and Ms. Jorgenson are the beneficial owners of 797,155 shares held by a Deferred Compensation Plan Trust over which they have no voting or dispositive power.

                              CERTAIN TRANSACTIONS

Ms. Mary Ann Jorgenson, a current Director and nominee for Director for an additional term, is a member of the law firm of Squire, Sanders & Dempsey, L.L.P. The Company retained the services of this firm during the past fiscal year, and proposes retaining its services during the current fiscal year.

Mr. Howard P Wertman, III, son of the Company's President, was retained as a subcontractor in 2000 and was paid $111,824 for his services during that year. Mr. Ernest Girod, the brother-in-law of the Company's President, was employed as a salesman in 2000 and received $68,658 for his services during that year. The Company believes that these transactions were conducted on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                      PROPOSAL FOR 2001 STOCK OPTION PLAN

PROPOSAL TO ADOPT THE 2001 LONG-TERM INCENTIVE PLAN

At the meeting, the shareholders will be asked to consider for adoption the 2001 Long-Term Incentive Plan, a copy of which is attached as Appendix B ("2001 Plan"). The purpose of the 2001 Plan is to promote the long-term growth and performance of the Company and enhance the Company's ability to attract and retain persons with desired abilities.

In 1999, the shareholders approved the 1999 Long-Term Incentive Plan. Under this plan, the Company was initially authorized to award up to 500,000 shares of Company common stock. Due to the declaration of two separate stock dividends in the interim, the aggregate number of shares available for award under the plan has been increased to 605,000 shares. As of April 4, 2001, substantially all of the shares have been awarded under the 1999 Long-Term Incentive Plan. If the 2001 Plan is adopted, no further awards will be made under the 1999 Long-Term Incentive Plan.

OVERVIEW

The Compensation Committee, consisting of certain members of the Board of Directors, will administer the 2001 Plan. The Compensation Committee will have the authority to select the plan participants and to determine the number and types of awards to be granted. The Compensation Committee will determine the terms and conditions of any award granted and will be responsible for generally interpreting the plan, including determining whether to grant waivers of plan restrictions and adopting, amending or rescinding rules, regulations and policies for carrying out the plan.

The persons eligible to receive awards under the 2001 Plan will include all key employees and the Board of Directors of the Company and its direct and indirect subsidiaries, including the executives named in the summary compensation table on page 4, and any other persons whom the Compensation Committee elects to include.

Awards under the 2001 Plan may be granted in the form of (i) incentive stock options within the meaning of Section 422 of the Internal Revenue Code, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted shares, (v) performance shares or (vi) stock awards.

INCENTIVE AND NON-STATUTORY STOCK OPTIONS

Stock options will be exercisable in whole or in installments and at the times and upon the terms as the Compensation Committee determines. Generally, no stock options will be exercisable more than ten years after the date of grant, although the Compensation Committee will have the authority to grant non-statutory stock options with exercise terms in excess of ten years.

The Compensation Committee will determine the exercise price of stock options. While the exercise price of non-statutory stock options may be at a discount to the fair market value of the Company's shares on the date of the grant, the exercise price of incentive stock options will not be less than 100% of the fair market value of such shares on the date of the grant. Participants may pay the exercise price of a stock option in cash, shares of the Company or a combination of cash and shares of the Company.

In the event a participant elects to pay the exercise price using stock of the Company, the Compensation Committee may allow the participant to maintain his or her overall equity position in the Company by providing for an automatic grant of stock options in an amount equal to all or a portion of the number of shares used to pay the exercise price. The Compensation Committee will be responsible for establishing appropriate procedures to (i) establish the exercise price associated with such automatic grants, (ii) establish the vesting period for such options, (iii) ensure that any legal requirements applicable to incentive stock options are satisfied and (iv) ensure that the limits regarding the number of shares available for award under the 2001 Plan are not violated.

STOCK APPRECIATION RIGHTS

Stock appreciation rights entitle the recipient to receive a payment, either in cash or in shares of the Company. The amount of the payment will equal the appreciation in market value of a stated number of shares of the Company from the exercise price to the average value of the shares during the ten days before the date of exercise. The Company may grant stock appreciation rights either separately or in conjunction with other awards granted under the 2001 Plan. Stock appreciation rights granted in connection with a non-statutory stock option may be granted at the same time as the grant of the non-statutory stock option or at any time thereafter but before the exercise or expiration of the non-statutory stock option. Stock appreciation rights granted in connection with an award of an incentive stock option must be made at the same time as the award of the incentive stock option. Stock appreciation rights related to a stock option will be exercisable only to the extent the related option is exercisable.

RESTRICTED SHARES

The Company may award restricted shares in numbers and at times as the Compensation Committee determines. Restricted shares will be subject to such terms, conditions or restrictions as the Compensation Committee considers appropriate. The restrictions may include restrictions on transferability, requirements for continued employment or the attainment of certain individual or Company financial performance goals.

The Compensation Committee will establish periods of vesting and forfeiture restrictions at the time of grant. During the period in which any restricted shares are subject to forfeiture restrictions, the Compensation Committee may, in its discretion, grant to the participant to whom those shares have been awarded all or any of the rights of a shareholder with respect to those restricted shares, including the right to vote those shares and to receive dividends with respect to those shares.

PERFORMANCE SHARES

The Company may award performance shares in the form of shares of the Company that are earned only after the Company attains predetermined performance targets established by the Compensation Committee. The performance targets may include factors such as revenues, operating income, net income, earnings per share, return on equity, cash flow, shareholder total return, return on assets, return on investment, asset turnover, liquidity, capitalization, stock price, expenses, operating profit and margin, retained earnings, market share, sales to targeted customers, customer satisfaction, quality measures, productivity, safety measures or educational and technical skills of employees.

The Compensation Committee may make adjustments at the time that it determines whether performance targets have been attained. Those adjustments may reflect extraordinary or non-recurring items or events or unusual non-recurring gains or losses identified in the Company's financial statements. To the extent applicable, those adjustments will be made in a manner consistent with Section 162(m) of the Internal Revenue Code. Any awards of performance shares made to participants who are subject to Section 162(m) of the Internal Revenue Code will be intended to qualify under Section 162(m) and, to the extent appropriate, the provisions of those awards will be interpreted in a manner consistent with that intent. This also applies to awards of restricted shares to the extent those awards are subject to the financial performance of the Company.

At the end of the applicable performance period, performance shares will be converted into shares of the Company, cash or a combination of shares and cash and then distributed to participants based upon the applicable performance entitlement. Award payments made in cash will not, by reason of the cash payment, result in additional shares becoming available for award under the 2001 Plan.

STOCK AWARDS

The Company may make stock awards in common shares of the Company or on a basis valued in whole or in part by reference to, or otherwise based upon, shares of the Company. Stock awards are subject to conditions established by the Compensation Committee.

NUMBER OF SHARES

The Company will be authorized to award up to 400,000 shares of the Company's common stock under the 2001 Plan. This number would be adjusted if there were a change in the number of outstanding shares of the Company because of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any other change in the corporate structure or capital stock of the Company. Shares issuable under the 2001 Plan will consist of authorized and unissued shares of the Company and shares of the Company held in treasury. No individual participant will be permitted to receive awards of more than 120,000 shares in any one calendar year.

CHANGE OF CONTROL

Under the terms of the 2001 Plan, if a change in control of the Company occurs,
(i) all stock options or stock appreciation rights then outstanding will become fully exercisable as of the date of the change in control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all awards of restricted shares then outstanding shall be deemed satisfied as of the date of the change in control and (iii) all awards of performance shares will be deemed to have been fully earned as of the date of the change in control.

Generally speaking, a change in control of the Company requires the consummation of a transaction the result of which is that a majority of the voting power is no longer in the hands of the Company's shareholders. This might occur by means of a merger, consolidation, sale of substantially all of the assets of the Company or similar type transaction. A change in control of the Company also occurs if the Company files a report or proxy statement with the Securities and Exchange Commission indicating that a change in control of the Company has or may occur.

TRANSFERABILITY

With respect to incentive stock options, unless otherwise provided in the relevant award agreement, no one other than the participant to whom the incentive stock option was granted may assign, transfer, receive payment under or exercise the award. With respect to non-statutory stock options, the Compensation Committee may provide that such awards are transferable by the participant to such participant's family members or to trusts for the benefit of any such family members.

MODIFICATIONS

The Board of Directors may amend, suspend or terminate the 2001 Plan at any time. The Board may not, however, take any action that would impair a participant's rights under an outstanding award without the participant's consent. Similarly, the Board of Directors may amend the terms of any outstanding award, prospectively or retroactively, but no amendment may impair the rights of any participant without the participant's consent and no amendment may, for any employee subject to Section 162(m) of the Internal Revenue Code, increase the amount of any award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for that participant.

FEDERAL INCOME TAX CONSEQUENCES OF THE LONG-TERM INCENTIVE PLAN

The following summary describes all material federal income tax consequences under current tax laws of events under the long-term incentive plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. In addition, it does not describe foreign, state or local tax consequences.

No income will result to a participant when the Company grants an incentive stock option or when the participant exercises the incentive stock option. This is true as long as:

          - the participant does not dispose of stock received upon exercise of an incentive stock option within two years from the date that the Company grants the incentive stock option or within one year from the date the participant exercises the incentive stock option;

          - the participant is an employee of the Company or a subsidiary of the Company at all times from the date of grant until three months before the date of exercise; and

          - for a participant who is totally and permanently disabled, he or she is an employee of the Company or a subsidiary of the Company at all times from the date of grant until one year before the date of exercise.

If a participant disposes of stock he or she receives on exercise of an incentive stock option after the incentive stock option holding periods have been satisfied, any gain or loss usually will be taxable as capital gain or loss. The gain or loss is equal to the difference between the amount realized on the disposition and the option price. If a participant disposes of stock he or she receives on exercise of an incentive stock option before the expiration of the incentive stock option holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of the stock at the time of exercise, or the amount realized upon the disposition, if less, over the option price. If the amount realized on the disqualifying disposition exceeds the fair market value of the stock at the time of exercise, the excess will be taxable as capital gain.

The Company may not take any deduction on the grant or exercise of an incentive stock option. If a participant in the long-term incentive plan recognizes ordinary income as a result of a disposition of stock he or she received upon exercise of an incentive stock option before the expiration of the incentive stock option holding periods, the Company usually will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

No income is recognized when the Company grants a non-statutory stock option to a participant in the long-term incentive plan. The participant recognizes ordinary income upon exercise of the non-statutory stock option equal to the excess of the fair market value of the stock received upon exercise of the stock option on the date of exercise over the option price. That ordinary income, in the case of an employee, is subject to withholding. The participant's tax basis in these shares will be equal to fair market value of the shares when purchased. On subsequent sale of those shares, gain or loss will be recognized in an amount equal to the difference between the tax basis of the shares and the amount realized on the sale of the shares.

A participant in the long-term incentive plan will not be taxed when the Company awards a stock appreciation right. When the participant exercises the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash received and the Company will be entitled to a corresponding deduction. If a participant receives shares upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the value of the shares at the time of exercise. If the participant is an employee, any ordinary income recognized upon the exercise of a stock appreciation right is treated as wages subject to withholding.

A participant in the long-term incentive plan usually will not recognize taxable income when the Company grants restricted shares. The recognition of any income will be postponed until the time that the restrictions on the shares lapse. At that time the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time these restrictions lapse. A participant may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the participant will recognize ordinary income equal to the fair market value of the restricted shares at the time of grant determined without regard to any of the restrictions on the shares. If the participant is an employee, any ordinary income recognized with respect to restricted shares will be subject to withholding.

When a participant earns performance shares and the Company issues stock as a result, a participant in the long-term incentive plan will realize ordinary income, equal to the fair market value of the performance shares. If the participant is an employee, any ordinary income recognized as a result of the share issuance will be subject to withholding.

A participant in the long-term incentive plan will recognize ordinary income upon the receipt of a stock award, other than an award of performance shares or restricted shares, equal to the fair market value of that stock on the award date. If the participant is an employee, any ordinary income recognized as a result of a stock award is treated as wages subject to withholding.

The Company will usually be entitled to a deduction equal to the ordinary income recognized by the participant in the long-term incentive plan in the same taxable year in which the participant recognizes ordinary income with respect to non-statutory stock options, restricted stock, performance shares, stock appreciation rights and stock awards.

VOTE REQUIRED AND BOARD RECOMMENDATION

The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for the adoption of the 2001 Long-Term Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 2001 LONG-TERM INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP acted as independent auditors of the Company for the fiscal year ended December 31, 2000. Their representatives will be present at the meeting and will be given an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions.

AUDIT FEES

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte") for the audit of the Company's annual financial statements, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, for the fiscal year ended December 31, 2000 were $92,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Deloitte neither billed for, nor provided, financial information systems design and implementation services.

ALL OTHER FEES

The aggregate fees billed by Deloitte for services rendered to the Company, other than described above under "Audit Fees", for the fiscal year ended December 31, 2000 were $9,000.

                             SHAREHOLDER PROPOSALS

Proposals of shareholders for the fiscal year 2001 Annual Meeting of Shareholders to be held in May, 2002 must be received by the Secretary of the Company no later than December 1, 2001 to be included in the proxy statement and form of proxy for that meeting.

                             SOLICITATION EXPENSES

The Company will bear the costs of proxy solicitation including the preparation and mailing of this statement and accompanying material. Proxies will be solicited principally by mail, by employees and agents of the Company and its subsidiaries. No employee of the Company who assists in the solicitation will be paid for doing so beyond his regular compensation.

The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of proxy solicitation materials to the beneficial owners of the shares held by them and, upon request, will reimburse them for the reasonable expenses incurred in forwarding the material to their principals and processing responses.

                    VOTE TABULATION POLICIES AND PROCEDURES

Shares voted by proxy on the form provided by management with this statement will be tabulated according to the tenor thereof. Shares voted by omnibus proxy or other proxy forms by brokers, nominees or agents will be tabulated according to instructions and limitations accompanying the form of proxy. All shares for which valid proxies are returned will be counted as present at the meeting for determination of a quorum (a majority of shares entitled to vote at the Annual Meeting), but the votes of shares represented by omnibus or similar proxy will be tabulated only to the extent the vote is specifically instructed.

                                          By Order of the Board of Directors
                                          Martin J. Degnan, Secretary

April 4, 2001

                                   APPENDIX A

                       ANTHONY & SYLVAN POOLS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to provide oversight and monitoring of the Company's financial reporting process, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. Further, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of at least three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of NASDAQ.

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

- The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

- As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission, to the extent required by SAS No. 61 and SAS No. 71; this review will occur prior to the Company's filing of the Form 10-Q.

- The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

- The Committee shall:

          - Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

          - Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

          - Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

- The Committee, subject to Board approval, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

                                   APPENDIX B

                       ANTHONY & SYLVAN POOLS CORPORATION
                         2001 LONG-TERM INCENTIVE PLAN

1. PURPOSE

The purpose of the Anthony & Sylvan Pools Corporation 2001 Long-Term Incentive Plan (the "Plan") is to promote the long-term growth and performance of Anthony & Sylvan Pools Corporation (the "Company"). The Plan provides an opportunity for employees and directors of the Company to participate through share ownership in the long-term growth and success of the Company, enhances the Company's ability to attract and retain persons with desired abilities, provides additional incentives for such persons and identifies interests of employees, directors and shareholders of the Company.

2. DEFINITIONS

(a) "Award" means any form of stock option, stock appreciation right, restricted shares, share or share-based award or performance share granted to a Participant under the Plan.

(b) "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

(c) "Board" means the Board of Directors of the Company.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) "Committee" means the Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code or any respective successor rule.

(f) "Fair Market Value" means the average of the closing prices of Shares as reported on the Nasdaq Stock Market for the preceding ten (10) days on which sales of Shares were made on the Nasdaq Stock Market.

(g) "Participant" means (i) any employee of the Company, (ii) any employee of any direct or indirect subsidiary of the Company, (iii) any director of the Company, or (iv) any other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award is made under the Plan.

(h) "Shares" means the common stock, without par value, of the Company.

3. SHARES AVAILABLE FOR AWARDS

Subject to adjustment as provided in Section 11 below, the aggregate number of Shares which may be awarded under the Plan shall be four hundred thousand (400,000) Shares. No more than one hundred and twenty thousand (120,000) Shares shall be the subject of Awards to any individual Participant in any one calendar year. Shares issuable under the Plan may consist of authorized and unissued Shares or treasury Shares.

Any Shares issued by the Company through the assumption or substitution of outstanding grants previously made by an acquired corporation or entity shall not reduce the number of Shares available for Awards under the Plan. Any Shares issued by the Company through the conversion or substitution of outstanding grants previously made by Essef Corporation shall not reduce the number of Shares available for Awards under the Plan. If any Shares subject to any Award granted under the Plan are forfeited or if such Award otherwise terminates without the issuance of such Shares or payment of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan as if such Shares had not been subject to an Award.

4. ADMINISTRATION

The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and policies for carrying out the Plan as it may deem necessary or proper in order to further the purposes of the Plan. In particular, the Committee shall have the authority to (i) select Participants to receive Awards, (ii) determine the number and type of Awards to be granted,
(iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted, (iv) interpret the terms and provisions of the Plan and any Award granted, (v) prescribe the form of any agreement or instrument executed in connection with any Award, and (vi) establish, amend and rescind such rules, regulations and policies for the administration of the Plan as it may deem advisable from time to time.

5. AWARDS

The Committee shall determine the type(s) of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 5. Awards may be made singly, in combination, in tandem or in exchange for a previously granted Award, and also may be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(a) Stock options. Awards may be made in the form of stock options, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options not intended to qualify under Section 422 of the Code. Incentive stock options may be granted only to employees. The aggregate Fair Market Value (determined at the time the option is granted) of Shares as to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code from time to time). The exercise price of stock options granted under the Plan shall be determined by the Committee. The exercise price of a nonstatutory stock option may be at a discount to Fair Market Value on the date of the grant. The exercise price of an incentive stock option shall be not less than 100% of Fair Market Value on the date of the grant. A stock option granted under the Plan shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee, provided that no incentive stock option shall be exercisable more than ten years after the date of grant. A participant may pay the exercise price of a stock option in cash, Shares or a combination of cash and Shares. The Committee shall establish appropriate procedures for accepting Shares in payment of the exercise price of a stock option and may impose such conditions as it deems appropriate on such use of Shares. The Committee is authorized to provide for the automatic granting of an additional stock option to an Optionee who uses Shares to exercise a stock option and the Committee shall establish appropriate procedures with respect to such additional stock options relating to (i) the exercise price of such additional stock options, (ii) the number of Shares to be covered by such additional stock options, (iii) the vesting period for such additional stock options, (iv) the status of such additional stock options as incentive stock options or non-statutory stock options, and (v) the limitations contained in
Section 3 of this Plan concerning the aggregate number of Shares that may be awarded under this Plan.

(b) Stock Appreciation Rights. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment, in cash or Shares, equal to the appreciation in market value of a stated number of Shares from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. SARs may be granted either separately or in conjunction with other Awards granted under the Plan. Any SAR related to a nonstatutory stock option may be granted at the same time such option is granted or any time thereafter before exercise or expiration of such option. Any SAR related to an incentive stock option must be granted at the same time such option is granted. Any SAR related to an option shall be exercisable only to the extent the related option is exercisable. In the case of any SAR related to any option, the SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related option. Similarly, upon exercise of an SAR as to some or all of the Shares covered by a related option, the related option shall be canceled automatically to the extent of the SARs exercised, and such Shares shall not thereafter be eligible for grant. The Committee may impose such conditions or restrictions upon the exercise of any SAR as it shall deem appropriate.

(c) Restricted Shares. Awards may be granted in the form of restricted Shares in such numbers and at such times as the Committee shall determine. Awards of restricted Shares shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or financial performance of the Company. The period of vesting and forfeiture restrictions shall be established by the Committee at the time of grant. During the period in which any restricted Shares are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted Shares have been awarded, all or any of the rights of a shareholder with respect to such restricted Shares, including the right to vote such Shares and to receive dividends with respect to such Shares.

(d) Performance Shares. Awards may be made in the form of Shares that are earned only after the attainment of predetermined performance targets as established by the Committee at the time an Award is made ("Performance Shares"). A performance target shall be based upon one or any combination of the following: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per Share; (v) the Company's return on equity; (vi) cash flow of the Company; (vii) Company shareholder total return; (viii) return on assets; (ix) return on investment; (x) asset turnover; (xi) liquidity; (xii) capitalization; (xiii) stock price; (xiv) expenses; (xv) operating profit and margin; (xvi) retained earnings; (xvii) market share; (xviii) sales to targeted customers; (xix) customer satisfaction; (xx) quality measures; (xxi) productivity; (xxii) safety measures; or (xxiii) educational and technical skills of employees. Performance targets may also be based on the attainment of levels of performance of the Company and/or any of its affiliates or divisions under one or more of the measures described above relative to the performance of other businesses. The Committee shall be permitted to make adjustments when determining the attainment of a performance target to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions of this Section 5(d) also shall be applicable to Awards of restricted Shares made under Section 5(c) to the extent such Awards of restricted Shares are subject to the financial performance of the Company. At the end of the applicable performance period, Performance Shares shall be converted into Shares (or cash or a combination of Shares and cash, as set forth in the Award Agreement) and distributed to Participants based upon the applicable performance entitlement. Award payments made in cash rather than the issuance of Shares shall not, by reason of such payment in cash, result in additional Shares being available under the Plan.

(e) Stock Awards. Awards may be made in Shares or on a basis valued in whole or in part by reference to, or otherwise based upon, Shares. Share awards shall be subject to conditions established by the Committee and set forth in the Award Agreement.

(f) Awards to Directors. Each new non-employee director shall be granted options immediately upon first becoming a director and at each Annual Meeting of shareholders thereafter provided that the non-employee director continues holding such position following the meeting. The terms and conditions of such grants shall be determined by the full Board at the time of such grants.

(g) Integration with Deferred Compensation Plan. The Committee may establish such procedures as it deems appropriate to permit a Participant to cancel or surrender all or any portion of an Award in exchange for a credit to the Participant's Deferred Compensation Account maintained under the Company's Deferred Compensation Plan for Employees and Directors.

6. PAYMENT OF AWARDS; DEFERRALS

Payment of Awards may be made in the form of Shares, cash or a combination of Shares and cash and may include such restrictions as the Committee shall determine, including restrictions on transfer and forfeiture provisions. With Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including the capability to make further deferrals for payment after retirement. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in Shares.

7. TAX WITHHOLDING

The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash relating to an Award made under the Plan, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Shares having such Fair Market Value and otherwise issuable to the Participant under the Plan.

8. TERMINATION OF EMPLOYMENT OR SERVICE AS A DIRECTOR

If the employment of a Participant (or such Participant's service as a director) terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

9. NONASSIGNABILITY

Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

10. CHANGE IN CONTROL

(a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable, (ii) all restrictions and conditions of all Awards of restricted Shares then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Awards of Performance Shares shall be deemed to have been fully earned as of the date of the Change in Control.

(b) A "Change in Control" of the Company shall have occurred when any of the following events shall occur:

          (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

          (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

          (iii) There is a report filed or required to be filed on Schedule 13D or Schedule l4D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section l3(d)(3) or Section l4(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner", is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock"); or

          (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

Notwithstanding the foregoing provisions of Section 10(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
Schedule 14D-l, Form 8-K or Schedule l4A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 50% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership. Further, a "Change in Control" shall not be deemed to have occurred by reason of any change resulting from the Company's bankruptcy, insolvency or otherwise for the benefit of the Company's creditors.

11. ADJUSTMENTS UPON CHANGES OF CAPITALIZATION

In the event of any change in the outstanding Shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the number of Shares as to which Awards may be granted under the Plan, including limitations relating to incentive stock option Awards and maximum Awards to individual Participants, the number of Shares issuable pursuant to then outstanding Awards, and/or, if appropriate, the prices of Shares related to outstanding Awards, shall be appropriately and proportionately adjusted.

12. RIGHTS OF EMPLOYEES

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary of the Company.

13. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN AND AWARDS

The Board may amend, suspend or terminate the Plan at any time, provided that no such action shall be taken that would impair the rights under an outstanding Award without the Participant's consent.

The Board may amend the terms of any outstanding Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent and no such amendment shall have the effect, with respect to any employee subject to Section 162(m) of the Code, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant.

14. GOVERNING LAW

The Plan, together with all determinations and actions made or taken in connection therewith, to the extent not otherwise governed by the Code or other laws of the United States, shall be governed by the laws of the State of Ohio.

15. EFFECTIVE AND TERMINATION DATES

The Plan shall become effective on the date it is approved by the shareholders of the Company. The Plan shall continue in effect until terminated by the Board, at which time all outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions.

                                  DETACH HERE
--------------------------------------------------------------------------------

                       ANTHONY & SYLVAN POOLS CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned shareholder of Anthony & Sylvan Pools Corporation hereby appoints William Evanson and Richard Mills, the Proxies of the undersigned, to vote the shares of the undersigned at the 2001 Annual Meeting of Shareholders of the Company and any adjournment thereof upon the following:



     The Board of Directors recommends votes be cast FOR proposals 1 and 2.



(1) ELECTION OF DIRECTORS: Roger D. Blackwell, Mary Ann Jorgenson, Stuart D. Neidus and Thomas B. Waldin for terms expiring in 2002.


    [ ]FOR all nominees (except as marked to the contrary)          [ ] WITHHOLD
       AUTHORITY to vote for all nominees

            (INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY
                          INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)


(2)Proposal to adopt the 2001 Long Term Incentive Plan.



    [ ]FOR            [ ] AGAINST           [ ] ABSTAIN


    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                     (Continued, and to be signed on other side)

                                  DETACH HERE
--------------------------------------------------------------------------------

PROXY NO.                   (Continued from other side)                   SHARES


    IF THIS CARD IS RETURNED SIGNED, BUT WITH NO INSTRUCTIONS, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND IN FAVOR OF THE ADOPTION OF THE 2001 LONG TERM INCENTIVE PLAN.


                                                   Dated                  , 2001
                                                        ------------------


                                                   -----------------------------
                                                             Signature

                                                   -----------------------------
                                                     Signature if held jointly

                                                   NOTICE: When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give your
                                                   full title as such. A proxy
                                                   given by a corporation should
                                                   be signed in the corporate
                                                   name by the chairman of its
                                                   board of directors, its
                                                   president, vice president,
                                                   secretary, or treasurer.


                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THE PROXY CARD PROMPTLY IN
                                              THE ENCLOSED ENVELOPE CARE OF:
                                              NATIONAL CITY BANK CORPORATE
                                              TRUST OPERATIONS, LOCATOR 5352,
                                              P.O. BOX 92301, CLEVELAND, OH
                                              44197-1200.